Exhibit 99 (a)

HIGH COUNTRY FINANCIAL CORPORATION

For Immediate Release

      High Country Financial Corporation Announces Second Quarter Earnings

BOONE, NC, August 6, 2003 - High Country Financial Corporation (NASDAQ: HGCF and HGCFU) today reported continued improvements to year-over-year earnings for its second quarter ended June 30, 2003 and its year-to-date results. Net income was $252,531 for the quarter ended June 30, 2003 compared to $219,535 for the same quarter in 2002, an increase of 15.0%. Fully diluted earnings per share were $.17 for the quarter, compared to $.15 for the second quarter in 2002.

Net income was $503,635 for the six months ended June 30, 2003, compared to $343,119 for the same period in 2002, an increase of 46.8%. Fully diluted earnings per share were $.34 for the period, compared to $.23 for the same period in 2002.

High Country Bank CEO and President, John Brubaker, stated, "I am pleased with our continued robust loan growth and with the progress we are making in improving our net interest margin. We continue to benefit from strong contributions from non-interest income, especially mortgage origination. While the recent reduction in short term rates by the Federal Reserve will add to our challenges, we expect our trend of improvements to net interest margin to continue as we plan to fund a significant portion of our expected loan growth with a new credit facility from the Federal Home Loan Bank of Atlanta at favorable rates, allowing us to be less dependent on deposit growth for liquidity."

Deposits grew from $133.6 million to $156.7 million from June 30, 2002 to June 30, 2003, an increase of 17.3%. Loans grew by 22.5% for the same period, increasing from $120.2 million to $147.3 million. A portion of the loan growth was funded by absorbing Federal funds and principal prepayments from mortgage-backed securities, resulting in a decrease in investments and interest-bearing deposits with banks from $24.4 million to $18.4 million for the period, or 24.4%. The Bank increased its provision for loan losses from 1.23% of loans at June 30, 2002, to 1.30% of loans at June 30, 2003. Total assets amounted to $177,710,099 at June 30, 2003 compared to $153,616,935 at June 30,
2002, an increase of 15.7%.

Total interest income for the three months ended June 30, 2003 increased 7.8% compared to the same period in 2002 and for the six months ended June 30, 2003 increased by 9.7% compared to the same period in 2002. Interest expense declined by 4.6% and 2.9%, for the three and six-month periods, respectively, compared to the same periods in 2002.

High Country Financial Corporation is the parent of High Country Bank, a community bank operating five branches in Watauga and Ashe Counties, North
Carolina. The Bank was created in 1998 by a group of local residents whose purpose was to restore personal attention, quality service and innovative products to banking. High Country Financial Corporation, the holding company, was formed on July 1, 2002. An estimated 1,600 stockholders hold 1,419,809 shares outstanding at the end of the second quarter 2003. Additional information about High Country Bank is available on its website at www.highcountrybank.com.
-----------------------

                                 - - - - - - - -

Please see "Financial Highlights" tables, which are attached.
For Further information, contact:
David H. Harman, Chief Financial Officer
E-mail: dharman@highcountrybank.com Voice: (828) 265-4333 or Fax (828) 265-2808
        ---------------------------

High Country Financial Corporation, 149 Jefferson Road, Boone, NC 28607

This release contains certain forward-looking statements with respect to the financial condition, results of operations and business of the Company. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management of the Company and on the information available to management at the time that these disclosures were prepared. These statements can be identified by the use of words like "expect," "anticipate," "estimate" and "believe," variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to (1) competition in the Company's markets, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, and (5) the impact of changes in monetary and fiscal policies, laws, rules and regulations. The Company undertakes no obligation to update any forward-looking statements.


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




         HIGH COUNTRY FINANCIAL CORPORATION
                Financial Highlights


                                                        As of and for the quarter ended
                                                                June 30,
                                                           2003          2002      % Change
-------------------------------------------------------------------------------------------

Consolidated Balance Sheets
                        Assets
  Investments and interest bearing deposits with banks $ 18,447,925  $ 24,408,333    -24.4%
  Loans                                                 147,318,520   120,249,363     22.5%
      Allowance for Loan Loss                            (1,909,889)   (1,474,081)    29.6%
--------------------------------------------------------------------------------------------
  Net Loans                                             145,408,631   118,775,282     22.4%
--------------------------------------------------------------------------------------------
  Total Earning Assets                                  163,856,556   143,183,615     14.4%
  Non-interest earning assets                            13,853,543    10,433,320     32.8%
--------------------------------------------------------------------------------------------
  Total Assets                                         $177,710,099  $153,616,935     15.7%
============================================================================================

         Liabilities and Stockholders' Equity
  Deposits                                             $156,774,507  $133,644,741     17.3%
  Other interest-bearing liabilities                      4,504,157     4,712,733     -4.4%
--------------------------------------------------------------------------------------------
  Total interest-bearing liabilities                    161,278,664   138,357,474     16.6%
  Non-interest bearing liabilities                          474,777       247,694     91.7%
--------------------------------------------------------------------------------------------
  Total liabilities                                     161,753,441   138,605,168     16.7%
  Total Stockholders' equity                             15,956,658    15,011,767      6.3%
--------------------------------------------------------------------------------------------
  Total liabilities and stockholders' equity           $177,710,099  $153,616,935     15.7%
============================================================================================

Consolidated Balance Sheet Ratios
  Investments to assets                                      10.38%        15.89%
  Loans to assets                                            82.90%        78.28%
  Loans to deposits                                          93.97%        89.98%
  Allowance for loan loss to loans                            1.30%         1.23%
  Earning assets to assets                                   92.20%        93.21%
  Deposits to assets                                         88.22%        87.00%
  Other interest-bearing liabilities to assets                2.53%         3.07%
  Stockholders' equity to total assets                        8.98%         9.77%




                                                          Quarter Ended June 30,            Year-To-Date  June 30,
                                                          2003          2002                  2003       2002
                                                     ----------------------------          ----------------------
Consolidated Statements of Income
  Interest on investments                                 $ 166,014     $ 176,493     -5.9%  $ 357,009  $ 289,851     23.2%
  Interest on loans                                       2,270,172     2,084,245      8.9%  4,442,316  4,084,950      8.7%
----------------------------------------------------------------------------------------------------------------------------
  Total interest income                                   2,436,186     2,260,738      7.8%  4,799,325  4,374,801      9.7%
  Interest on deposits                                      964,463     1,009,896     -4.5%  1,941,641  1,992,242     -2.5%
  Interest on other interest-bearing liabilities             32,089        35,104     -8.6%     61,262     70,994    -13.7%
----------------------------------------------------------------------------------------------------------------------------
  Total interest expense                                    996,552     1,045,000     -4.6%  2,002,903  2,063,236     -2.9%
----------------------------------------------------------------------------------------------------------------------------
  Net interest margin before provision for loan loss      1,439,634     1,215,738     18.4%  2,796,422  2,311,565     21.0%
  Provision for loan loss                                   211,000       128,000     64.8%    382,500    224,000     70.8%
----------------------------------------------------------------------------------------------------------------------------
  Net interest margin after provision for loan loss       1,228,634     1,087,738     13.0%  2,413,922  2,087,565     15.6%
  Total non-interest income                                 805,990       472,274     70.7%  1,614,111  1,033,705     56.1%
  Total non-interest expense                              1,628,921     1,232,477     32.2%  3,206,739  2,595,151     23.6%
----------------------------------------------------------------------------------------------------------------------------
  Net Income before taxes                                   405,703       327,535     23.9%    821,294    526,119     56.1%
  Income taxes                                              153,172       108,000     41.8%    317,659    183,000     73.6%
----------------------------------------------------------------------------------------------------------------------------
  Net Income after taxes                                  $ 252,531     $ 219,535     15.0%  $ 503,635  $ 343,119     46.8%
============================================================================================================================